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                                                                    EXHIBIT 99.1



                             ENCORE WIRE CORPORATION

                             1999 STOCK OPTION PLAN


         Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected Employees of the Company and its Affiliates and giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

         Section 2. Definitions. As used herein the following terms have the following meanings:

                  (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code. (A corporation includes any business entity that elects to be classified as an association for federal tax purposes or that otherwise is a corporation for federal tax purposes.)

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Compensation Committee of the Board, each member of which shall be a 'non-employee director' within the meaning of Rule 16B-3 under the Securities Exchange Act of 1934, as amended, and an 'outside director' within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code.

                  (e) "Common Stock" means the $.01 par value Common Stock of the Company.

                  (f) "Company" means Encore Wire Corporation, a Delaware corporation.

                  (g) "Employee" means any regular salaried officer or employee of the Company or an Affiliate, including such officers or employees who are also members of the Board.

                  (h) "Fair Market Value" means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ (or any similar system), "Fair Market Value" shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question.

                  (i) "Options" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

                  (j) "Optionee" means an Employee who has been granted an Option under the Plan.

                  (k) "Plan" means this Encore Wire Corporation 1999 Stock Option Plan, as amended October 24, 2001.

         Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 600,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Employee during a calendar year is 100,000.



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         Section 4. Administration of the Plan.

                  (a) The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.

                  (b) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan, including the authority to place restrictions on the shares of Common Stock to be purchased pursuant to an Option, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

                  (c) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant options to Employees under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees under the Plan and the form of option agreements evidencing Options granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board shall not grant any Option to any officer (as defined in Rule 16B-3) of the Company or to any Employee who is also a member of the Board or to any "covered employee" within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such Option.

                  (d) No member of the Committee shall be eligible to receive an Option.

         Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an incentive stock option intended to qualify under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.

         Section 6. Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash, or if to the extent provided for under the option agreement for such Option, in cash and or by delivery of shares of Common Stock already owned by the Optionee, held for at least six months free of any restriction, and having an aggregate Fair Market Value equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

         Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each





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Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee's employment with the Company or an Affiliate for any reason other than death or disability, or (ii) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.

         Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

         Section 9. Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

         Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the maximum number of shares as to which an Option or Options may be granted to any one Optionee during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the plan prior thereto, the Plan shall terminate at the expiration of ten years from June 28, 1999, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) to increase the total number of shares of Common Stock for which options may be granted under the Plan (other than as provided in Section 10 hereof), (iii) to increase the maximum number of shares of Common Stock for which options may be granted under the Plan (other than as provided in Section 10 hereof) to any one Employee during a calendar year, (iv) to extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (v) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof), or
(vi) to materially modify the requirements as to eligibility for participation in the Plan.

         No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.


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         Section 12. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         Section 13. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the unanimous written consent of the holders of the shares of Common Stock in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

         Section 14. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.


October 24, 2001